Exhibit 16.1

December 1, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Technology Research Corporation’s statements included under Item 4.01 of its Form 8-K filed on December 1, 2010 and we agree with such statements concerning our firm.

/s/Kirkland, Russ, Murphy & Tapp, P.A.